EXHIBIT 28(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of Gabelli Capital Series Funds, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2014.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York
April 30, 2014